                                                                     Exhibit 3.1
                                                                     -----------

                 FOURTH RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                        MAINSPRING COMMUNICATIONS, INC.

     IT IS HEREBY CERTIFIED THAT:

     1.  Mainspring Communications, Inc. (the "Corporation") is a corporation
                                               -----------
duly organized and existing under the General Corporation Law of the State of Delaware. The Corporation was originally incorporated under the name Stephen M. Bayle Associates, Inc., and the date of filing of its original certificate of incorporation with the Secretary of State of Delaware was April 2, 1996.

     2. This Fourth Restated Certificate of Incorporation restates and integrates and also further amends the certificate of incorporation of the Corporation, as theretofore amended and supplemented. This Fourth Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the holders of the outstanding stock of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     3. The text of the Corporation's certificate of incorporation, as previously amended and supplemented, is hereby amended and restated to read as herein set forth in full:

     FIRST.    The name of the Corporation is Mainspring Communications, Inc.

     SECOND.   The address of its registered office in the State of Delaware is
1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH.   The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares of capital stock, of which (i) Twenty-five Million (25,000,000) shares shall be Common Stock, with a par value of one cent ($.01) per share (the "Common Stock"), and (ii) Fifteen
                                               ------------
Million (15,000,000) shares shall be Preferred Stock, with a par value of one cent ($.01) per share (the "Preferred Stock") of which (A) One Million Two
                            ---------------
Hundred Five Thousand Eight Hundred Eighty-Four (1,205,884) shares of Preferred Stock shall be designated as Series A Preferred Stock; (B) Eight Hundred Ninety-Six Thousand One Hundred Fifty-Nine (896,159) shares of Preferred Stock shall be designated as Series B Preferred Stock; (C) Two Hundred Twenty Five Thousand One Hundred Three (225,103) shares of Preferred Stock shall be designated as the Series C Preferred Stock; (D) One Million Three

Hundred Fifteen Thousand Seven Hundred Ninety (1,315,790) shares of Preferred Stock shall be designated as the Series D Preferred Stock; (E) Four Million Three Hundred Thirty-three Thousand Three Hundred Thirty-four (4,333,334) shares of Preferred Stock shall be designated as the Series E Preferred Stock; and (F) Four Hundred Sixty Thousand (460,000) shares shall be designated as the Series X Preferred Stock.

     The balance of the Six Million Five Hundred Sixty-three Thousand Seven Hundred Thirty (6,563,730) shares of Preferred Stock shall be undesignated Preferred Stock, and subject to Section I.8(b)(iv) may be designated from time to time by the Board of Directors of the Corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware. As permitted by Section 242(b)(2) of the General Corporation Law of the State of Delaware and subject to
Section 1.8 below, the holders of Common Stock shall vote together with the holders of the Preferred Stock as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock or Preferred Stock, with each such share being entitled to such number of votes per share as is provided in this Article Fourth, and the holders of the Common Stock shall not be entitled to a separate class vote with respect thereto.

I. PREFERRED STOCK

A.   Description of Undesignated Preferred Stock
     -------------------------------------------

     The conversion rates of the Series A Preferred Stock, Series B Preferred, Series C Preferred Stock and Series D Preferred Stock set forth herein give effect to a 2-for-1 forward stock split of the outstanding Common Stock which took effect on February 8, 1999.

     Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of each class or series of Preferred Stock shall be determined by the Board of Directors of the Corporation from time to time. The undesignated Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as to the relative preferences, powers, qualifications, rights and privileges which may be determined by the Board of Directors of the Corporation as described below, all shares of Preferred Stock shall be identical. Except as and to the extent otherwise specified herein, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by class.

     The Board of Directors of the Corporation is expressly authorized by a vote of a majority of the members of the Board of Directors then in office, subject to the limitations prescribed by law and the provisions of this Fourth Restated Certificate of Incorporation, as amended from time to time, to provide by adopting a vote or votes, a certificate of which shall be filed in accordance with the General Corporation Law of the State of Delaware, for the designation and issuance of the Preferred Stock in one or more classes or series, each with the designations, rights and privileges that shall be stated in the vote or votes creating such classes or series.

     1.  Designation.  A total of 1,205,884 shares of the Corporation's
         -----------
Preferred Stock shall be designated as the "Series A Preferred Stock." A total
                                            ------------------------
of 896,159 shares of the Corporation's Preferred Stock shall be designated as the "Series B Preferred Stock." A total of 225,103 shares of the Corporation's
     ------------------------
Preferred Stock shall be designated as the "Series C Preferred Stock." A total
                                            ------------------------
of 1,315,790 shares of the Corporation's Preferred Stock shall be designated as the "Series D Preferred Stock." A total of 4,333,334 shares of the Corporation's
     -------------------------
Preferred Stock shall be designated as the "Series E Preferred Stock." A total
                                            ------------------------
of 460,000 shares shall be designated as the "Series X Preferred Stock." The
                                              ------------------------
term "Preferred Stock" as used in this Section I.B without reference to the
      ---------------
Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series X Preferred Stock means the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series X Preferred Stock, share for share alike and without distinction as to series, except as otherwise expressly provided for herein, or as the context otherwise requires. The term "Series A-E Preferred Stock" as used
                                             --------------------------
in this Section I, shall mean, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, without any special designation as to any series.

     2.  Dividends.
         ---------

         (a)   Participating Dividends. No dividends shall be declared and set
               -----------------------
aside for or paid upon any shares of Common Stock unless the Board of Directors of the Corporation shall contemporaneously declare and pay a dividend upon the then outstanding shares of Series A-E Preferred Stock in the same amount per share of Series A-E Preferred Stock as would be declared payable on the number of shares of Common Stock into which each share of Series A-E Preferred Stock could then be converted pursuant to the provisions of Section 5 hereof, such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividends; provided, however, that no
                                                    --------  -------
dividends shall be paid on the outstanding Common Stock, unless it is determined by the Board of Directors that the Corporation has sufficient net assets available under applicable law, after giving effect to such dividend on the Common Stock and on the Series A-E Preferred Stock, to pay the holders of each share of Preferred Stock the Applicable Preference Amount (as defined in Section below) for each such share of Preferred Stock); and provided, further, however,
                                                    --------  -------  -------
that no dividends shall declared and set aside for or paid upon any shares of Series X Preferred Stock.

         (b)   Dividends in Kind. In the event the Corporation shall make or
               -----------------
issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of each share of Series A-E Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock and prior to any distribution with respect to the shares of Series X Preferred Stock, the number of securities or such other assets of the Corporation which such holders would have received had such holders' shares of Series A-E

Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

     3.  Liquidation, Dissolution or Winding Up.
         --------------------------------------

         (a)   Treatment at Liquidation, Dissolution or Winding Up.
               ---------------------------------------------------

               (i) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock or any other series of capital stock of the Corporation, the holders of each share of Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, in accordance with the priorities set forth in Section 3(a)(ii) below, whether such assets are capital, surplus, or capital earnings, an amount per share equal to:

                     (aa) to the holders of the Series A Preferred Stock, $3.40 per share, plus all declared and unpaid dividends thereon (if any) since the date of original issuance of the Series A Preferred Stock up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock (the "Series A Preference Amount");
            --------------------------

                     (bb) to the holders of the Series B Preferred Stock, $7.80 per share, plus all declared and unpaid dividends thereon (if any) since the date of original issuance of the Series B Preferred Stock up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock (the "Series B Preference Amount");
            --------------------------

                     (cc) to the holders of the Series C Preferred Stock, $12.35 per share, plus all declared and unpaid dividends thereon (if any) since the date of original issuance of the Series C Preferred Stock up to and including the date full payment shall be tendered to the holders of the Series C Preferred Stock (the "Series C Preference Amount");
                      --------------------------

                     (dd) to the holders of the Series D Preferred Stock, $3.80 per share, plus all declared and unpaid dividends thereon (if any) since the date of original issuance of the Series D Preferred Stock up to and including the date full payment shall be tendered to the holders of the Series D Preferred Stock (the "Series D Preference Amount");
            --------------------------

                     (ee) to the holders of the Series E Preferred Stock, $7.50 per share, plus all declared and unpaid dividends thereon (if any) since the date of original issuance of the Series E Preferred Stock up to and including the date full payment shall be tendered to the holders of the Series E Preferred Stock (the "Series E Preference Amount");
            --------------------------

                     (ff) to the holders of Series X Preferred Stock, $4.35 per share (the "Series X Preference Amount").
            --------------------------

         The Series A Preference Amount, the Series B Preference Amount, the Series C Preference Amount, the Series D Preference Amount, the Series E Preference Amount and the

Series X Preference Amount shall sometimes be referred to with respect to the applicable series of Preferred Stock as the "Applicable Preference Amount"
                                             ----------------------------
and with respect to all series of Preferred Stock as the "Preferred Preference
                                                          --------------------
Amount".
-------

         Each holder of shares of each series of Preferred Stock may convert such shares of Preferred Stock into shares of Common Stock in accordance with
Section 5 hereof at any time prior to any Reorganization (as such term is defined in Section 5(f) hereof), or an event of liquidation, dissolution or winding up and receive what the other holders of Common Stock would receive in such Reorganization, or event of liquidation, dissolution or winding up.

               (ii) With respect to any payment upon any such event of liquidation, dissolution or winding up under this Section 3, and any distribution in a Reorganization as provided in Section 3(b) below, (i) the Series E Preferred Stock shall be senior to the Series D Preferred Stock, (ii) the Series D Preferred Stock shall be senior to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, (iii) the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall rank pari passu with one another and shall be senior to the Series X Preferred
     ---- -----
Stock, and (iv) the Series X Preferred Stock shall be senior to the Common Stock. Each Applicable Preference Amount shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reclassification or other similar event involving any particular series of Preferred Stock.

               (iii) If the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full Series E Preference Amount to which each such holder shall be entitled, then the holders of shares of Series E Preferred Stock shall share ratably in any distribution of assets in proportion to the full Series E Preference Amount each such holder would otherwise be entitled to receive prior to any distribution of assets to the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series X Preferred Stock.

               (iv) Subject to the prior payment in full of the Series E Preference Amount, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D Preferred Stock the full Series D Preference Amount to which each such holder shall be entitled, then the holders of shares of Series D Preferred Stock shall share ratably in any distribution of assets in proportion to the full Series D Preference Amount each such holder would otherwise be entitled to receive prior to any distribution of assets to the holders of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series X Preferred Stock.

               (v) Subject to the prior payment in full of the Series E Preference Amount and the Series D Preference Amount, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock the full amount of the Applicable Preference Amount to which each such holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled (collectively, the "Series
     ------

A, B and C Preference Amounts"), then holders of shares of the Series A
-----------------------------
Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall share ratably in any distribution of assets in proportion to the Applicable Preference Amount to which each such holder of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock would otherwise be entitled to receive in the manner and with the parity and relative priority of distribution set forth above, prior to any distribution of assets to the holders of shares of Series X Preferred Stock.

               (vi) Subject to the prior payment in full of the Series E Preference Amount, the Series D Preference Amount and the Series A, B and C Preference Amounts, if the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series X Preferred Stock the full Series X Preference Amount to which each such holder shall be entitled, then the holders of shares of Series X Preferred Stock shall share ratably in any distribution of assets in proportion to the full Series X Preference Amount each such holder would otherwise be entitled to receive, prior to any distribution of assets to the holders of shares of Common Stock.

               (vii) After the payment of the Preferred Preference Amount shall have been made in full to the holders of all series of outstanding Preferred Stock as set forth in this Section 3(a), or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of such holders of the Preferred Stock so as to be available for such payments, the holders of Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and the remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of the Common Stock.

         (b)   Treatment of Reorganizations. Any Reorganization (as such term is
               ----------------------------
defined in Section 5(f) below), shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this
Section 3; provided, however, that upon the consent or approval of the holders
           --------  -------
of at least fifty-one percent (51%) of the then outstanding shares of Series A-E Preferred Stock voting together as a single class, all holders of Preferred Stock shall receive the benefits of Section 5(f) hereof, if applicable, in lieu of receiving payment of the Applicable Preference Amount pursuant to this
Section 3, as further modified by Section 3(c).

         (c)   Distributions in Cash. The Applicable Preference Amount for each
               ---------------------
series of Preferred Stock shall in all events be paid in cash; provided, however, that if the Applicable Preference Amount for a series of Preferred Stock is payable in connection with a Reorganization, then the consideration (including any shares of capital stock to be delivered by the acquiring corporation) payable to the holders of Common Stock and Preferred Stock in connection with such Reorganization shall be allocated or reallocated, as applicable, among the holders of Common Stock and Preferred Stock in an appropriate manner to give economic effect to the priority of distributions between the holders of Common Stock and Preferred Stock and among the holders of each series of Preferred Stock in accordance with Sections 3(a) and 3(b). The foregoing allocation to the holders of Preferred Stock shall apply notwithstanding that, pursuant to the terms of the Reorganization, consideration is only allocated to the holders of

Common Stock, it being the intention of this Section 3 that, if a Reorganization is to be treated as a liquidation, holders of Common Stock shall not be entitled to any payment until the holders of outstanding Preferred Stock have received their Applicable Preference Amounts. If there is more than one form of consideration payable in connection with the Reorganization, such consideration shall be allocated proportionately to the holders of Preferred Stock and Common Stock based on the amount to which each such holder is entitled. Whenever a distribution under this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

     4.  [RESERVED] This Section intentionally omitted.

     5.  Conversion Rights. The Common Stock shall not be convertible into any
         -----------------
other class or series of capital stock of the Corporation. The holders of shares of Preferred Stock shall have the following rights with respect to the conversion of each such share of Preferred Stock into shares of Common Stock:

         (a)   General. Subject to and in compliance with the provisions of this
               -------
Section 5, any share of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series X Preferred Stock may, at the option of each holder thereof, be converted at any time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series X Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Applicable Conversion Rate for the applicable series of Preferred Stock (determined as provided in Section 5(b)) by the number of shares of the applicable series of Preferred Stock being converted into Common Stock.

         (b)   Applicable Conversion Rate. The conversion rate in effect at any
               --------------------------
time for the Series A Preferred Stock (the "Series A Applicable Conversion
                                            ------------------------------
Rate") shall be the quotient obtained by dividing (i) $3.40 by (ii) the Series A
----
Applicable Conversion Value, calculated as provided in Section 5(c). The conversion rate in effect at any time for the Series B Preferred Stock (the "Series B Applicable Conversion Rate") shall be the quotient obtained by
 -----------------------------------
dividing (i) $7.80 by (ii) the Series B Applicable Conversion Value, calculated as provided in Section 5(c). The conversion rate in effect at any time for the Series C Preferred Stock (the "Series C Applicable Conversion Rate") shall be
                               -----------------------------------
the quotient obtained by dividing (i) $12.35 by (ii) the Series C Applicable Conversion Value, calculated as provided in Section 5(c). The conversation rate in effect at any time for the Series D Preferred Stock (the "Series D Applicable
                                                             -------------------
Conversion Rate") shall be the quotient obtained by dividing (i) $3.80 by (ii)
---------------
the Series D Applicable Conversion Value, calculated as provided in Section 5(c). The conversation rate in effect at any time for the Series E Preferred Stock (the "Series E Applicable Conversion Rate") shall be the quotient obtained
            -----------------------------------
by dividing (i) $7.50 by (ii) the Series E Applicable Conversion Value, calculated as provided in Section 5(c). The conversion rate in effect at any time for the Series X Preferred Stock (the "Series X Applicable Conversion
                                            ------------------------------
Rate") shall be the quotient obtained by dividing (i) $4.35 by (ii) the Series X
----
Conversion Value, calculated as provided in Section 5(c).

         (c)    Applicable Conversion Value. The Series A Applicable Conversion
                ---------------------------
Value initially shall be $1.70 for the Series A Preferred Stock, and shall be adjusted from time to time in accordance with this Section 5. The Series B Applicable Conversion Value shall be $3.298785 for the Series B Preferred Stock, and shall be adjusted from time to time in accordance with this Section 5. The Series C Applicable Conversion Value shall be $4.88991 for the Series C Preferred Stock, and shall be adjusted from time to time in accordance with this
Section 5. The Series D Applicable Conversion Value initially shall be $1.90 for the Series D Preferred Stock, and shall be adjusted from time to time in accordance with this Section 5. The Series E Applicable Conversion Value initially shall be $7.50 for the Series E Preferred Stock, and shall be adjusted from time to time in accordance with this Section 5. The Series X Applicable Conversion Value initially shall be $4.35, and shall be adjusted from time to time in accordance with this Section 5.

         In computing each applicable conversion value for each series of Preferred Stock (with respect to each such series, the "Applicable Conversion
                                                        ---------------------
Value"), the result shall be rounded to five decimal places, and such adjustment
-----
shall be made separately in each instance, and in the event the adjustment therefrom results in a change of the Applicable Conversion Value for any series of Preferred Stock of less than $0.01, no adjustment to the then Applicable Conversion Value for such series of Preferred Stock shall be made, but the amount of said adjustment calculated thereby shall be carried forward to successive occasions until such adjustments in the aggregate equal or exceed $0.01.

         Further, (i) the Applicable Conversion Value for each of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock set forth above also gives effect to a two-for-one forward stock split of the Common Stock which was effected on February 8, 1999, and (ii) the Applicable Conversion Value of each of the Series B Preferred Stock and Series C Preferred Stock set forth above also reflects an adjustment to the Series B Applicable Conversion Value and Series C Applicable Conversion Value and gives effect to the issuance of the Series D Preferred Stock at an original issuance price of $3.80 per share, which was less than the Applicable Conversion Value of the Series B Preferred Stock and the Series C Preferred Stock in effect immediately prior the date that the Series D Preferred Stock was issued.

         (d)    Adjustments to Applicable Conversion Value.
                ------------------------------------------

         (i)(A) Upon Sale of Common Stock. If the Corporation shall, while there
                -------------------------
are any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock outstanding, issue or sell shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value for any particular series of the Series A-E Preferred Stock in effect immediately prior to such issuance or sale, then the Applicable Conversion Value for any such series of the Series A-E Preferred Stock so affected upon each such issuance or sale shall be lowered, except as hereinafter provided, so as to be equal to an amount determined by multiplying the Applicable Conversion Value of such affected series of Series A-E Preferred Stock by a fraction:

         (1) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully diluted basis assuming the conversion or exercise of all series of the Preferred Stock, including warrants for Preferred Stock), plus (b) the number of shares of Common Stock which the net aggregate consideration, if any, received by the Corporation for the total number of such additional shares of Common Stock so issued would purchase at the Applicable Conversion Value for such series of Preferred Stock so affected and in effect immediately prior to such issuance, and

         (2) the denominator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (calculated on a fully diluted basis assuming the conversion of all series of the Preferred Stock, including warrants for Preferred Stock), plus (b) the number of such additional shares of Common Stock so issued.

         The provisions of this Section 5(d) regarding anti-dilution with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock may be waived in any instance by the holders of a majority of the then outstanding shares of such series of Preferred Stock, voting together as a single class. The provisions of this
Section 5(d) regarding anti-dilution with respect to the Series E Preferred Stock, however, may only be waived in any instance by the holders of at least seventy-six percent (76%) of the then outstanding shares of the Series E Preferred Stock, voting as a separate series. In the event of a vote by any of the holders of the Series A-E Preferred Stock, as a single class, and the holders of Series E Preferred Stock, as a separate series, to waive the adjustments to Applicable Conversion Values applicable to that series of Series A-E Preferred Stock set forth in Section 5(d) above, where the Applicable Conversion Value of any series of Series A-E Preferred Stock would otherwise be adjusted (but for such waiver), no waiver of adjustment to the Applicable Conversion Value shall be effective unless such waiver applies to all series of Series A-E Preferred Stock whose Applicable Conversion Value would otherwise be adjusted, except as otherwise provided in this paragraph.

         (B)   Upon Issuance of Warrants, Options and Rights to Common Stock.
               -------------------------------------------------------------

         (1) For the purposes of this Section 5(d)(i) and determining adjustments to the Applicable Conversion Value for a particular series of Series A-E Preferred Stock so affected by a dilutive issuance of Common Stock, the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or purchase rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value for any such series of Series A-E Preferred Stock at the time of such issuance. Any obligation, agreement, or undertaking to issue warrants, options, subscriptions, or purchase rights at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value for any such series of Series A-E Preferred Stock shall be made under this Section 5(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities if any adjustment shall previously have been made or deemed not required hereunder, upon the issuance of any such warrants, options, or subscription or purchase rights or upon the issuance of any convertible or exchangeable securities (or upon the issuance of any warrants, options or purchase rights therefor) as above provided.

         Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible securities be decreased or increased from time to time, then, upon the effectiveness of each such change, the Applicable Conversion Value for any such series of Series A-E Preferred Stock so affected shall be adjusted to such Applicable Conversion Value as would have obtained (1) had the adjustments made upon the issuance of such warrants, options, subscriptions or purchase rights, or convertible or exchangeable securities been made upon decreased or increased Net Consideration Per Share of such securities, and (2) had adjustments made to the Applicable Conversion Value for any such series of Series A-E Preferred Stock so affected since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to Section 5(d)(i)(B)(1) above. Any adjustment of the Applicable Conversion Value for any such series of Series A-E Preferred Stock so affected with respect to this paragraph which relates to warrants, options, subscriptions, purchase rights or convertible or exchangeable securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities expire or are canceled without being exercised or converted, so that the Applicable Conversion Value for any such series of Series A-E Preferred Stock effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible or exchangeable securities with such additional adjustments as would have been made to that Applicable Conversion Value for any such series of Series A-E Preferred Stock had the expired or canceled warrants, options, subscriptions, purchase rights or convertible or exchangeable securities not been issued.

         (2)   For purposes of this paragraph (B), the "Net Consideration Per
                                                        ---------------------
     Share" which may be received by the Corporation shall be determined as
     -----
     follows:

               (a)  The "Net Consideration Per Share" shall mean the amount
                         ---------------------------
         equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

               (b) The Net Consideration Per Share which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities unless and until such upward price or rate adjustments are in fact made in accordance with the provisions set forth in Section 5(d)(i)(B)(1) above. Notwithstanding anything to the contrary set forth herein, no adjustment upon any such price or rate increase shall result in an increase in the Applicable Conversion Value for any series of Series A-E Preferred Stock to an amount in excess of the Applicable Conversion Value for such series of Series A-E Preferred Stock in effect immediately prior to the issuance of such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities.

         (C)   Stock Dividends. Except as otherwise provided in Section 5(d)(ii)
               ---------------
below, in the event the Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for Common Stock, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued without consideration.

         (D)   Consideration Other than Cash. For purposes of this Section 5(d),
               -----------------------------
if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 5(d) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

         (E)   Exceptions. This Section 5(d)(i) shall not apply under any of the
               ----------
circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 5(d)(ii)). Further, the provisions of this
Section 5(d) shall not apply to (i) shares of Common Stock issued upon conversion of the Preferred Stock, (ii) up to 3,926,908 shares of Common Stock issued or reserved for issuance to employees, officers or directors of, or consultants to, the Corporation, pursuant to any stock option plan or agreement, stock purchase plan or agreement, stock ownership plan, consulting agreement, or other options, issuances, warrants, agreements or plans approved by a majority of the Board of Directors (which approval includes the approval of a majority of the directors designated and elected by the holders of the Preferred Stock), or such increased number of shares of Common Stock as may be approved by a majority of the Board of Directors (which approval includes the approval of a majority of the directors designated and elected by the holders of the Preferred Stock),
(iii) warrants or other securities junior to the Series A-E Preferred Stock that are issued in a bank lending or equipment leasing transaction approved by the Corporation's Board of Directors (which approval includes the approval of a majority of the directors designated and elected by the holders of the Preferred Stock), (iv) securities issued pursuant to a strategic alliance or corporate partnership or an acquisition transaction approved by the Corporation's Board of Directors and pursuant to which the Corporation acquires not less than 51% of the voting power of the acquisition target (which approval includes the approval of a majority of the directors designated and elected by the holders of the Preferred Stock), (v) 460,000 shares of Series X Preferred Stock (including any rights, warrants or options to purchase Series X Preferred Stock), and (vi) any shares of any class or series of capital stock (including warrants, options, subscriptions or purchase rights with respect thereto) approved in writing as being excepted hereunder by the holders of fifty-one percent (51%) of all then outstanding shares of Series A-E Preferred Stock, voting together as a single class, and by the holders of seventy-six percent (76%) of all then outstanding shares of Series E Preferred Stock, voting as a separate series. The number of shares in this Section (E) shall be proportionately adjusted to reflect any stock dividend, stock split or other form of combination, subdivision or recapitalization occurring after the date hereof.

         (ii)  Upon Extraordinary Common Stock Event. Upon the happening of an
               -------------------------------------
Extraordinary Common Stock Event (as hereinafter defined), the Applicable Conversion Value for any series of Preferred Stock shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value for each such series of Preferred Stock by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value for each such series of Preferred Stock. The Applicable Conversion Value for any such series of Preferred Stock shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

         "Extraordinary Common Stock Event" shall mean (i) the issue of
          --------------------------------
     additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made pro rata to holders of Preferred Stock on an as converted
                 --- ----
     basis, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

         (e)   Capital Reorganization or Reclassification. If the Common Stock
               ------------------------------------------
issuable upon the conversion of the Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this
Section 5 or by a Reorganization), then and in each such event, the holder of each share of Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common

Stock into which such shares of Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

         (f)   Capital Reorganization, Merger or Sale of Assets. Subject to
               ------------------------------------------------
Sections 3(b) and 3(c) above, if at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, or a transaction or series of related transactions in which more than 51% of the aggregate voting power of the Corporation is transferred in a business combination or acquisition of the Corporation (any of which, events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be
 --------------
made so that the holders of each series of Preferred Stock shall thereafter be entitled to receive upon conversion of each such series of Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of such series of Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of such series of Preferred Stock after the Reorganization, to the end that the provisions of this
Section 5 (including adjustment of the Applicable Conversion Value for such series of Preferred Stock then in effect and the number of shares issuable upon conversion of such series of Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         For purposes hereof, a Reorganization shall not include any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America, or (3) an acquisition by merger, reorganization or consolidation, in which the Corporation is substantively the surviving corporation and operates as a going concern and is not the target in any business combination, or of another corporation that is engaged in a business similar or related to or complementary with the business of the Corporation and which does not involve a recapitalization or reorganization of any series of the Corporation's Series A-E Preferred Stock or Common Stock, and does not involve (in a single transaction or series of related transactions) a transfer of more than 51% of the voting power of the Corporation.

         (g)   Certificate as to Adjustments; Notice by Corporation. In each
               ----------------------------------------------------
case of an adjustment or readjustment of the Applicable Conversion Rate for any series of Preferred Stock, the Corporation at its expense will furnish each holder of such series of Preferred Stock with a certificate, executed by the chief executive officer and/or chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of such series of Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Applicable Conversion Value then in effect, and

(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of each share of such series of Preferred Stock.

         (h)   Exercise of Conversion Privilege. To exercise its conversion
               --------------------------------
privilege, a holder of such series of Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of each series of Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the Certificate or certificates representing the shares of the Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion
              ---------------
Date, the Corporation shall issue and shall deliver to the holder of the shares of each series of Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of each series of Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion, shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of such series of Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of such series of Preferred Stock, other than any taxes payable with respect to income by the holders thereof.

         (i)   Cash in Lieu of Fractional Shares. The Corporation may, if it so
               ---------------------------------
elects, issue fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of any series of Preferred Stock. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the shares of any series of Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in good faith by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of any series of Preferred Stock being converted at any one time by any holder thereof, not upon each share of any series of Preferred Stock being converted.

         (j)   Partial Conversion. In the event some but not all of the shares
               ------------------
of any series of Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of such series of Preferred Stock which were not converted.

         (k)   Reservation of Common Stock. The Corporation shall at all times
               ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (l)   Automatic Conversion.
               --------------------

               (i)   Upon Qualified Public Offering. Effective upon the closing
                     ------------------------------
of a Qualified Public Offering (as hereinafter defined) all of the then outstanding Preferred Stock shall automatically be converted into Common Stock at the Applicable Conversion Value then in effect. For purposes hereof, the term "Qualified Public Offering" shall mean the closing of a firmly underwritten
 -------------------------
public offering pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act") covering the
                                                             ---
offer and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds to the Corporation equal or exceed $15,000,000 and in which the price per share of Common Stock is at least $11.70 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, recapitalization or other similar event affecting such shares).

               (ii)  Upon 60% or 76% Conversion. On the first date that at least
                     --------------------------
sixty percent (60%) of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series X Preferred Stock, taken together as a class, as originally issued by the Corporation shall have been converted into shares of Common Stock, all of the remaining shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series X Preferred Stock then outstanding shall be converted into Common Stock at the Applicable Conversion Value for each of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series X Preferred Stock then in effect. On the first date that at least seventy-six percent (76%) of the shares of Series E Preferred Stock as originally issued by the Corporation shall have been converted into shares of Common Stock, all of the remaining shares of Series E Preferred Stock then outstanding shall be converted into Common Stock at the Applicable Conversion Value for Series E Preferred Stock then in effect. Notwithstanding the foregoing, such mandatory conversion shall not be required and shall not be effected in connection with a Reorganization (as defined in Section 5(f) hereof) unless the holders of at least a majority of the outstanding shares of the Series A-E Preferred Stock, acting as a single class, elect to participate in such Reorganization pursuant to the terms of Section 3(b) above.

               (iii) Mechanism for Automatic Conversion. All holders of record
                     ----------------------------------
of shares of Preferred Stock will be given at least 10 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5(l). On or before the date fixed for conversion, each holder of shares of Preferred

Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5(l). As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for the Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in
Section 5(i) above in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     6.   No Reissuance of Preferred Stock.  No share or shares of Preferred
          --------------------------------
Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled and retired and restored to the status of undesignated Preferred Stock. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the applicable series of Preferred Stock accordingly and restore such shares to the status of undesignated Preferred Stock.

     7.   Redemption.
          ----------

          (a) At any time on or after December 31, 2002 (such date, whether December 21, 2002 or thereafter, the "Redemption Date"), the Corporation shall,
                                      ---------------
at the written election (delivered at least 45 days prior to the Redemption
Date) of the holders of at least sixty percent (60%) of the shares of all series of Series A-E Preferred Stock then outstanding, and acting together as a single class, and made as hereinafter provided, redeem on the Redemption Date one-third (1/3) of the shares of each series of Series A-E Preferred Stock outstanding as of the Redemption Date, redeem on the date which is the first anniversary of the Redemption Date one-third (1/3) of the shares of each series of Series A-E Preferred Stock originally outstanding as of the Redemption Date, and redeem on the date which is the second anniversary of the Redemption Date one-third (1/3) of the Shares of each series of Series A-E Preferred Stock outstanding as of the Redemption Date. The number of shares to be redeemed for each series of Series A-E Preferred Stock shall be cumulative, so that any shares subject to redemption in one year and not so redeemed shall be carried forward to the following year and shall be subject to redemption in addition to the shares otherwise redeemable in such following year. Any election of redemption shall be made only once by the holders of Series A-E Preferred Stock. Notwithstanding the above, any holder of shares of Series E Preferred Stock shall have the right to not participate in any redemption and, upon such event, the Corporation shall not be obligated to redeem on the Redemption Date or on any anniversary thereof any shares of Series E Preferred Stock in substitution of the shares of Series E Preferred Stock which any holders thereof elected that the Corporation not redeem.

          (b)  The redemption price (the "Redemption Price") for each share of
                                         ----------------
Preferred Stock redeemed pursuant to this Section 7 shall be the greater of (i) $3.40 per share for the Series A Preferred Stock, $7.80 per share for the Series B Preferred Stock, $12.35 per share for the Series C Preferred Stock, $3.80 per share for the Series D Preferred Stock, or $7.50 per share for the Series E Preferred Stock, plus all declared and unpaid dividends, if any, on each such share up to and including the date fixed for redemption, or (ii) the fair market value thereof (taking into account all relevant facts and circumstances, without deduction for minority or marketability discounts and disregarding, for purposes of such valuation, the effect of any redemption of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock required to be made hereunder). The fair market value shall be determined (x) by the mutual agreement of (1) a majority of the members of the Corporation's Board of Directors (other than those members designated by the holders of the Series A-E Preferred Stock), and (2) the holders of a majority of the then outstanding shares of each series of Series A-E Preferred Stock which are subject to redemption or (y) if such parties cannot agree on the fair market value then, by an independent investment banking firm of national reputation expert in the valuation of privately held companies (an "Appraiser")
                                                                    ---------
which is selected by the mutual agreement of (1) a majority of the members of the Corporation's Board of Directors other than the members designated by the holders of the Series A-E Preferred Stock and (2) the holders of a majority of the then outstanding shares of all series of Series A-E Preferred Stock which is subject to redemption or, if such parties cannot agree on an Appraiser; (z) finally, by the following process: (1) a majority of the members of the Corporation's Board of Directors other than those members designated by the holders of the Series A-E Preferred Stock shall choose one Appraiser and (2) the holders of a majority of the then outstanding shares of each series of Series A-E Preferred Stock which are subject to redemption (and voting together as a class) shall choose a second Appraiser; if such Appraisers shall arrive at the same valuation, such valuation shall be deemed to be the fair market value thereof; if such Appraisers shall arrive at valuations that do not differ from each other by more than ten percent (10%), then the fair market value thereof shall be deemed to be the mathematical mean of such valuations; and if such valuations shall differ by greater than ten percent (10%), then such Appraisers shall select a third Appraiser and the fair market value shall be the mathematical mean of (i) the value determined by such third Appraiser and (ii) the value previously determined by one of the two previous Appraisers whose value is closest to the value determined by the third Appraiser. The fees and expenses of the Appraisers shall be paid as follows: the fees and expenses of the Appraiser under clause (z) (1) above shall be paid by the Corporation; the fees and expenses of the second Appraiser under clause (z)(2) above shall be paid by the holders of the Series A-E Preferred Stock, pro rata based on the
                                                       --------
number of shares to be redeemed; and the fees and expenses of the Appraiser under clause (y) and the third Appraiser under clause (z)(2) above shall be paid fifty percent (50%) by the Corporation and fifty percent (50%) by the holders of the Series A-E Preferred Stock, pro rata based on the number of shares to be
                                --------
redeemed.

          (c) All shares of any series of Series A-E Preferred Stock for which any payment of the Redemption Price has not yet been made shall remain issued and outstanding until the Redemption Price has been paid in full in cash. If the Corporation for any reason fails to make payment of the Redemption Price on or before the applicable Redemption Date specified in this Section 7, then the due but unpaid portion of the Redemption Price shall thereafter bear interest at the annual rate per share of ten percent (10%), compounded quarterly. Each redemption of shares of each series of Series A-E Preferred Stock shall be made so that the number of shares of each series of Series A-E Preferred Stock held by each registered holder requesting redemption of its shares shall be reduced in an amount which shall bear the same ratio to the total number of shares of all series of Series A-E Preferred Stock being so redeemed as the number of shares of each series of Series A-E Preferred Stock then held by such registered holder requesting redemption of its shares bears to the aggregate number of shares of all series of Series A-E Preferred Stock then outstanding.

          (d)  Equitable Adjustment.  The Redemption Price set forth in this
               --------------------
Section 7 shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the Preferred Stock.

          (e)  Redemption Notice.  Immediately upon the election by the
               -----------------
applicable holders of shares of Series A-E Preferred Stock pursuant to Section 7(a) above, a written notice (hereinafter referred to as the "Redemption
                                                              ----------
Notice") shall be mailed, postage prepaid, by the Corporation to each holder of
------
record of the Series A-E Preferred Stock which is to be redeemed; provided,
                                                                  --------
however, that the Corporation's failure to give such Redemption Notice shall in
-------
no way affect its obligation to redeem the shares of the Series A-E Preferred Stock as provided in Section 7(a) hereof. The Redemption Notice shall contain the following information:

               (i) an offer to redeem the applicable portion of shares of each series of Series A-E Preferred Stock held by the holder and subject to redemption on such date and the total number of shares of Series A-E Preferred Stock held by all holders which have requested to be so redeemed on such date;

               (ii) the Redemption Date and the applicable Redemption Price; and

               (iii)a statement that each holder of Series A-E Preferred Stock is to surrender to the Corporation, at the place designated in the Redemption Notice, its certificate or certificates representing the shares of the Series A-E Preferred Stock to be redeemed and, with respect to holders of Series E Preferred Stock, that such holders may, at their option, not surrender their shares of Series E Preferred Stock and may elect that their shares not be redeemed.

          (f)  Notice of Acceptance.  Within thirty (30) days after receipt of
               --------------------
the Redemption Notice, any holder of Series A-E Preferred Stock that elects to accept the Corporation's offer of redemption shall provide the Corporation with written notice of such holder's acceptance of the redemption offer, which notice shall specify the number of shares to be redeemed. All notices to the Corporation hereunder shall be deemed to have been given if personally delivered, sent by facsimile transmission, prepaid overnight courier, or first-class, certified or registered mail.

          (g)  Surrender of Certificates. Within thirty (30) days after receipt
               -------------------------
of the Redemption Notice each holder of shares of each series of Series A-E Preferred Stock to be redeemed shall surrender the certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificates and each surrendered certificate shall be canceled and retired. In the event some but not all of the shares of any series of Series A-E Preferred Stock represented by a certificates surrendered by a holder are being redeemed, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of the Series A-E Preferred Stock which were not redeemed.

          (h)  Insufficient Funds.  If the funds of the Corporation legally
               ------------------
available for redemption of shares of any series of Series A-E Preferred Stock which shall have been called for redemption on a redemption date are insufficient to redeem the total number of shares of Series A-E Preferred Stock submitted for redemption, those funds which are legally available will be used to redeem the maximum possible number of whole shares ratably among the holders of such shares in proportion to the amounts which such holders of each series of Series A-E Preferred Stock would otherwise have been entitled to receive if all amounts payable on or with respect to such series of Series A-E Preferred Stock had been paid in full. The shares of Series A-E Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A-E Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available.

          (i)  No Redemption of Series X Preferred Stock or Common Stock.  The
               ---------------------------------------------------------
shares of Series X Preferred Stock and Common Stock shall not be entitled to any redemption rights pursuant to this Fourth Restated Certificate of Incorporation.

     8.   Voting; Restrictions and Limitations.
          ------------------------------------

          (a)  Voting Rights.  Except as set forth hereinafter in this Section 8
               -------------
each holder of each series of Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as expressly provided in Section 8 hereof, the holders of shares of Preferred Stock and Common Stock shall vote together as a single class on all matters.

          (b)  Corporate Action.  Except as expressly provided herein or as
               ----------------
required by law, the Corporation shall not, without the approval by vote or written consent by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A-E Preferred Stock, voting together as a class:

               (i) repurchase or redeem any securities, except (A) as provided in that certain Second Amended and Restated Shareholders' Agreement dated as of November 18, 1999 (as amended from time to time), (B) the repurchase of any shares of Common Stock held by employees or directors of or consultants to the Corporation upon the termination of their employment pursuant to the terms of any stock restriction, stock repurchase or similar agreement approved in advance by the Compensation Committee of the Corporation's Board of Directors, or (C) the redemption of shares of the Preferred Stock pursuant to the terms hereof;

               (ii) declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, except as required or permitted hereunder;

               (iii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A-E Preferred Stock;

               (iv) authorize or issue, or obligate itself to authorize or issue, any equity security (including convertible debt) senior to or on parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock as to liquidation preferences, dividend rights, redemption rights or voting rights, except such equity securities which are authorized and designated by a majority of the Board of Directors, which authorization includes the approval of a majority of those directors who serve as representatives of the Preferred Stock;

               (v) merge or consolidate with any other corporation, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets (whether now owned or hereinafter acquired), or consent to any liquidation, dissolution or winding up of the Corporation, or permit any subsidiary which represents more than twenty percent (20%) of the Corporation's consolidated assets or revenues to do any of the foregoing; or

               (vi) amend, restate, modify or alter the Fourth Restated Certificate of Incorporation or the By-Laws of the Corporation in any way which adversely affects the rights or preferences of the holders of the Series A-E Preferred Stock as a class.

          Notwithstanding the foregoing, any corporate action under Section 8(b)(vi) shall require the approval of the holders of at least seventy-six percent (76%) of the then outstanding shares of Series E Preferred Stock, voting as a separate class.

          (c)  Amendments to Series A Preferred Stock.  The Corporation shall
               --------------------------------------
not amend its corporate charter without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its corporate charter without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series A Preferred Stock if such amendment would:

               (i) cancel or modify the rights of the holders of Series A Preferred Stock to receive payment of dividends as provided in Section 2 herein;

               (ii) cancel or modify the liquidation preference rights of the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation as provided in Section 3 herein;

               (iii) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5 herein;

               (iv) cancel or modify the redemption rights of the holders of the Series A Preferred Stock provided for in Section 7 herein; or

               (v) cancel or modify the rights of the holders of the Series A Preferred Stock provided for in this Section 8.

          (d)  Amendments to Series B Preferred Stock.  The Corporation shall
               --------------------------------------
not amend its corporate charter without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series B Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its corporate charter without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series B Preferred Stock if such amendment would:

               (i) cancel or modify the rights of the holders of Series B Preferred Stock to receive payment of dividends as provided in Section 2 herein;

               (ii) cancel or modify the liquidation preference rights of the holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as provided in
Section 3 herein;

               (iii) cancel or modify the conversion rights of the holders of Series B Preferred Stock provided for in Section 5 herein;

               (iv) cancel or modify the redemption rights of the holders of the Series B Preferred Stock provided for in Section 7 herein; or

               (v) cancel or modify the rights of the holders of the Series B Preferred Stock provided for in this Section 8.

          (e)  Amendments to Series C Preferred Stock.  The Corporation shall
               --------------------------------------
not amend its corporate charter without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series C Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series C Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its corporate charter without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series C Preferred Stock if such amendment would:

               (i) cancel or modify the rights of the holders of Series C Preferred Stock to receive payment of dividends as provided in Section 2 herein;

               (ii) cancel or modify the liquidation preference rights of the holders of Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as provided in
Section 3 herein;

               (iii) cancel or modify the conversion rights of the holders of Series C Preferred Stock provided for in Section 5 herein;

               (iv) cancel or modify the redemption rights of the holders of the Series C Preferred Stock provided for in Section 7 herein; or

               (v) cancel or modify the rights of the holders of the Series C Preferred Stock provided for in this Section 8.

          (f)  Amendments to Series D Preferred Stock.  The Corporation shall
               --------------------------------------
not amend its corporate charter without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series D Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series D Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its corporate charter without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series D Preferred Stock if such amendment would:

               (i) cancel or modify the rights of the holders of Series D Preferred Stock to receive payment of dividends as provided in Section 2 herein;

               (ii) cancel or modify the liquidation preference rights of the holders of Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as provided in
Section 3 herein;

               (iii) cancel or modify the conversion rights of the holders of Series D Preferred Stock provided for in Section 5 herein;

               (iv) cancel or modify the redemption rights of the holders of the Series D Preferred Stock provided for in Section 7 herein; or

               (v) cancel or modify the rights of the holders of the Series D Preferred Stock provided for in this Section 8.

          (g)  Amendments to Series E Preferred Stock.  The Corporation shall
               --------------------------------------
not amend its corporate charter without the approval, by vote or written consent, by the holders of at least seventy-six percent (76%) of the then outstanding shares of Series E Preferred Stock, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series E Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its corporate charter without the approval by the holders of at least seventy-six percent (76%) of the then outstanding shares of Series E Preferred Stock if such amendment would:

               (i) cancel or modify the rights of the holders of Series E Preferred Stock to receive payment of dividends as provided in Section 2 herein;

               (ii) cancel or modify the liquidation preference rights of the holders of Series E Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as provided in
Section 3 herein;

               (iii) cancel or modify the conversion rights of the holders of Series E Preferred Stock provided for in Section 5 herein;

               (iv) cancel or modify the redemption rights of the holders of the Series E Preferred Stock provided for in Section 7 herein; or

               (v) cancel or modify the rights of the holders of the Series E Preferred Stock provided for in this Section 8.

          (h)  Amendments to Series X Preferred Stock.  The Corporation shall
               --------------------------------------
not amend its corporate charter without the approval, by vote or written consent, by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series X Preferred Stock, if such amendment would adversely affect any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series X Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its corporate charter without the approval by the holders of at least fifty-one percent (51%) of the then outstanding shares of Series X Preferred Stock if such amendment would:

               (i) cancel or modify the rights of the holders of Series X Preferred Stock to receive payment of dividends as provided in Section 2 herein;

               (ii) cancel or modify the liquidation preference rights of the holders of Series X Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation as provided in Section 3 herein;

               (iii) cancel or modify the conversion rights of the holders of Series X Preferred Stock provided for in Section 5 herein; or

               (iv) cancel or modify the rights of the holders of the Series X Preferred Stock provided for in this Section 7.

     Notwithstanding the foregoing provisions and subject to Section 8(b) above, the designation or authorization of any equity security senior to or on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series X Preferred Stock as to liquidation preferences, voting rights, dividends or redemption rights shall not be regarded as adversely affecting or amending the rights of the each particular series of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series X Preferred Stock so as to require a separate class vote of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series X Preferred Stock for the authorization of such equity security, provided such equity security is authorized by a vote of a majority of the Board of Directors (including a majority of the directors who serve as representatives of the Preferred Stock).

     9.   No Dilution or Impairment.  The Corporation will not, by amendment of
          -------------------------
its corporate charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Preferred Stock set forth herein.

     10.  Notices of Record and Other Dates.
          ---------------------------------

          (a)  In the event of:

               (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any Reorganization, including without limitation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

               (iii) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall deliver to each holder of the Preferred Stock a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (2) the date on which any such reorganization, reclassification, recapitalization, transfer, Reorganization, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up.
Such notice shall be delivered at least ten (10) days prior to the earliest date specified in such notice on which any such action is to be taken.

          (b) all notices delivered under the terms of any series of Preferred Stock, for any purpose, to any holder of any series of Preferred Stock will be sent by facsimile transmission, prepaid overnight courier or first class or registered mail, postage prepaid, to each recordholder of Preferred Stock at such holder's address last shown on the records of the transfer agent for any series of Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent).

     11.  Adherence to Shareholders Agreement.  Prior to receipt of any Series X
          -----------------------------------
Preferred Stock, to the extent any holder of a right to acquire Series X Preferred Stock is not then already a party to a certain Second Amended and Restated Shareholders Agreement among the Corporation and the holders of the Series A-E Preferred Stock, as amended from time to time, a copy of which has or will be delivered to such holder, such holder agrees to execute a joinder or a counterpart signature page to such Shareholders Agreement and become a party to such Agreement to include the shares of Series X Preferred Stock and the shares of Common Stock issuable upon conversion of such Series X Preferred Stock.

II.  COMMON STOCK.

A.   Priority.
     --------

     All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any series of the Preferred Stock.

B.   Voting Rights.
     -------------

     Except as otherwise required by law or this Fourth Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such stockholder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as may be otherwise provided in this certificate of incorporation or by law, the Common Stock shall vote together with all other classes and series of stock of the Corporation (including the Convertible Preferred Stock) as a single class on all actions to be taken by the stockholders of the Corporation.

C.   Dividends.
     ---------

     Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

D.   Liquidation.
     -----------

     In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of the Preferred Stock, the holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or this Fourth Restated Certificate of Incorporation, any amendment or restatement thereof.

     FIFTH.    The Board of Directors is authorized to issue the stock of the
Corporation. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation, subject to the provisions of
Article IV hereof. Election of Directors need not be by written ballot unless the By-Laws of the Corporation so provide.

     SIXTH.    The Corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

          To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property, including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     EIGHTH.   To the maximum extent permitted by Section 102(b)(7) of the
General Corporation Law of Delaware, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     NINTH.    Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court or equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement to any reorganization of the Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     TENTH.    1.   Actions, Suits and Proceedings Other than by or in the Right
                    ------------------------------------------------------------
of the Corporation.  The Corporation shall indemnify each person who was or is a
------------------
party or is threatened to be made or party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is, or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to
                             ----------
have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the

Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a
        ---- ----------
presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

     2.   Actions or Suits by or in the Right of the Corporation.  The
          ------------------------------------------------------
Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

     3.   Indemnification for Expenses of Successful Party.  Notwithstanding the
          ------------------------------------------------
other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action suit or proceeding, he shall be indemnified against all expenses (including attorneys'
fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a, disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the
          ---------------
Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

     4.   Notification and Defense of Claim.  As a condition precedent to his
          ---------------------------------
right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expense subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees the expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee, shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

     5.   Advance of Expenses.  Subject to the provisions of Section 6 below, in
          -------------------
the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided,
                                                                       --------
however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

     6.   Procedure for Indemnification.  In order to obtain indemnification or
          -----------------------------
advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors of the Corporation consisting of parsons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority
-------------------------
vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.

     7.   Remedies.  The right to indemnification or advances as granted by this
          --------
Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or any part, in any such proceeding shall also be indemnified by the corporation.

     8.   Subsequent Amendment.  No amendment, termination or repeal of this
          --------------------
Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     9.   Other Rights.  The indemnification and advancement of expenses
          ------------
provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     10.  Partial Indemnification.  If an Indemnitee is entitled under any
          -----------------------
provision of this Article to indemnification by the corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

     11.  Insurance.  The Corporation may purchase and maintain insurance, at
          ---------
its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

     12.  Merger or Consolidation.  If the Corporation is merged into or
          -----------------------
consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation or as a result of such merger or consolidation.

     13.  Savings Clause.  If this Article or any portion hereof shall be
          --------------
invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

     14.  Definitions.  Terms used herein and defined in Section 145(h) and
          -----------
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

     15.  Subsequent Legislation.  If the General Corporation Law of Delaware is
          ----------------------
amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     ELEVENTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     TWELFTH. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation, subject to the provisions of Article IV hereof and agreements entered into between the Corporation and its stockholders.

     4. The foregoing amendments and restatement of the Certificate of Incorporation have been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     The foregoing Fourth Restated Certificate of Incorporation has been signed and attested as of November 18, 1999.

                                       /s/ Mark Verdi
                                       ------------------------------------
                                       Mark Verdi
                                       Senior Vice President of Finance and
                                       Operations and Secretary
                                       Mainspring Communications, Inc.
ATTEST:

/s/ John M. Hession
-----------------------------------
John Hession, Assistant Secretary